Exhibit 10.4

THIRD AMENDMENT TO THE

AGREEMENT OF LIMITED PARTNERSHIP

OF ASSET INVESTORS OPERATING PARTNERSHIP, L.P.

This THIRD AMENDMENT TO THE AGREEMENT OF LIMITED PARTNERSHIP OF ASSET INVESTORS OPERATING PARTNERSHIP, L.P., dated as of February 23, 2005 (this “Amendment”), is made by and among American Land Lease, Inc., a Delaware corporation (the “General Partner”), as the general partner of Asset Investors Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), and the limited partners of the Partnership (the “Limited Partners”). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Partnership’s Agreement of Limited Partnership, dated as of April 30, 1997, as amended to date (the “Agreement”).

WHEREAS, a Majority-In-Interest of the Limited Partners have given their written consent to this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 1.1 of the Agreement is hereby amended by deleting therefrom the definition of “Partnership Common Units.”

2. Section 1.1 of the Agreement is hereby amended by inserting, immediately after the definition of “Partnership Minimum Gain,” the following defined terms:

“Partnership Preferred Unit” shall mean an interest in the Partnership that has distribution rights, or rights upon liquidation, winding up and dissolution, that are senior or prior to the Partnership Units.

“Partnership Unit Designation” shall have the meaning specified in Section 9.3 of this Agreement.”

3. Section 1.1 of the Agreement is hereby amended by replacing the first sentence of the definition of “Partnership Units” with the following sentence:

“Partnership Units” shall mean interests in the Partnership which entitle a Partner to the allocations (and each item thereof) specified in Section 6.1, and the distributions from the Partnership specified in Section 6.2, and rights of management, consent, approval or participation, if any, as provided in this Agreement.”

4. Section 2.3 of the Agreement is hereby amended by deleting the last sentence thereof and inserting, in lieu thereof, the following:

“Notwithstanding anything to the contrary set forth in this Section 2.3 or elsewhere in this Agreement, the Partnership may carry on any lawful business, purpose or activity permitted under the Act, and shall possess and may exercise all the powers and privileges granted by the Act, any other law or this Agreement, together with any powers incidental thereto.”

5. Section 4.1(b) of the Agreement is hereby amended by deleting the first sentence thereof and inserting, in lieu thereof, the following:

“At any time, and from time to time, the General Partner may contribute to the capital of the Partnership, in exchange for Partnership Preferred Units or Partnership Units, additional Property or other assets (including cash) which the General Partner in good faith determines are desirable to further the purposes or business of the Partnership. In the event that Partnership Preferred Units are issued by the Partnership to the General Partner in accordance with this Section 4.1(b), the terms, provisions and number of Partnership Preferred Units so issued shall be determined by the General Partner pursuant to Section 9.3 of this Agreement.”

6. Section 4.6(b) of the Agreement is hereby amended by deleting the last two sentences thereof and inserting, in lieu thereof, the following:

“In addition, in the event the General Partner advances Required Funds to the Partnership as Contributed Funds pursuant to this paragraph (b), additional Partnership Preferred Units or Partnership Units shall be issued to the General Partner to reflect its contribution of the Contributed Funds. The number and type of Partnership Preferred Units or Partnership Units so issued shall be determined by the General Partner.”

7. Section 6.1(d) of the Agreement is hereby amended by inserting the words, “Subject to the terms of any Partnership Unit Designation,” at the beginning of Section 6.1(d), immediately prior to the words, “[n]otwithstanding the foregoing provisions of this Section 6.1, the following provisions shall apply.…”

8. Section 6.2 of the Agreement is hereby amended by inserting the words, “Subject to the terms of any Partnership Unit Designation,” at the beginning of Section 6.2, immediately prior to the words, “[e]xcept with respect to a liquidation of the Partnership following a dissolution pursuant to Section 3.2.…”

9. Section 7.3 of the Agreement is hereby amended by deleting clause (B) thereof and inserting, in lieu thereof, the following:

“(B) the making of additional Capital Contributions and the issuance of Partnership Units or Partnership Preferred Units by reason thereof, all in accordance with the terms of this Agreement,”

10. Section 8.2 of the Agreement is hereby amended by inserting the words, “Subject to the terms of any Partnership Unit Designation,” at the beginning of Section 8.2, immediately prior to the words, “[i]n the event of the dissolution and liquidation of the Partnership for any reason.…”

11. Section 9.3 of the Agreement is hereby amended to read in its entirety as follows:

“9.3 Issuance of Additional Partnership Units or Partnership Preferred Units. At any time, and from time to time, subject to the provisions of Section 9.4, the General Partner may, upon its determination that the issuance of additional Partnership Units or Partnership Preferred Units is in the best interests of the Partnership, cause the Partnership to issue Partnership Units or Partnership Preferred Units to the General Partner or any then existing Limited Partner, or to issue Partnership Units or Partnership Preferred Units to, and admit as a limited partner in the Partnership, any other Person, in each case, in exchange for the contribution by such Person of Property or other assets (including cash) which the General Partner determines is desirable to further the purposes and business of the Partnership and has a value that justifies the issuance of such Partnership Units or Partnership Preferred Units.

In the event that Partnership Units are issued by the Partnership pursuant to this Section 9.3, the number of Partnership Units issued shall be determined by (i) dividing the Gross Asset Value (net of liabilities secured by such contributed asset that the Partnership assumes or takes subject to) of the Property or other assets contributed as of the Contribution Date by the Deemed Partnership Unit Value, computed in the case of Current Per Share Market Price as of the Trading Day immediately preceding the Contribution Date, or (ii) such other manner as reasonably determined by the General Partner and as set forth in the Contribution Agreement or plan or other applicable documentation governing the arrangement between the Partnership and the party to whom Partnership Units will be issued.

In the event that Partnership Preferred Units are issued by the Partnership in accordance with this Section 9.3, the terms, provisions and number of Partnership Preferred Units so issued shall be determined by the General Partner. Subject to Delaware law, any Partnership Preferred Units may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, in its sole and absolute discretion, without the approval of any Limited Partner, and set forth in a written document thereafter attached to and made an exhibit to this Agreement (each a “Partnership Unit Designation”). Without limiting the generality of the foregoing, the General Partner shall have authority to specify: (a) the allocations of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Preferred Units; (b) the right of each such class or series of Partnership Preferred Units to share in Partnership distributions; (c) the rights of each such class or series of Partnership Preferred Units upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Preferred Units; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Preferred Units.”

12. The Agreement is hereby amended by the addition of a new exhibit, entitled “Exhibit PPA,” in the form attached hereto, which shall be attached to and made a part of the Agreement.

13. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

(the next page is the signature page)

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:

AMERICAN LAND LEASE, INC.

By:	/s/ Shannon E. Smith
Name:	Shannon E. Smith
Title:	Chief Financial Officer

LIMITED PARTNERS:

AMERICAN LAND LEASE, INC.,
As attorney-in-fact

By:	/s/ Shannon E. Smith
Name:	Shannon E. Smith
Title:	Chief Financial Officer

EXHIBIT PPA

PARTNERSHIP UNIT DESIGNATION OF THE

SERIES A PARTNERSHIP PREFERRED UNITS

OF ASSET INVESTORS OPERATING PARTNERSHIP, L.P.

1. Number of Units and Designation.

A class of Partnership Preferred Units is hereby designated as “Series A Partnership Preferred Units,” and the number of Partnership Preferred Units constituting such class shall be 1,000,000.

2. Definitions.

For purposes of the Series A Partnership Preferred Units, the following terms shall have the meanings indicated in this Section 2, and capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement:

“Agreement” shall mean the Agreement of Limited Partnership of the Partnership, dated as of April 30, 1997, as amended, from time to time.

“Series A Partnership Preferred Unit” means a Partnership Preferred Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Exhibit PPA. It is the intention of the General Partner that each Series A Partnership Preferred Unit shall be substantially the economic equivalent of one share of Series A Preferred Stock.

“Series A Preferred Stock” means the 7.75% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the General Partner.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

“Distribution Payment Date” shall mean any date on which cash dividends are paid on outstanding shares of the Series A Preferred Stock.

“Junior Partnership Units” shall have the meaning set forth in paragraph (c) of Section 7 of this Exhibit PPA.

“Parity Partnership Units” shall have the meaning set forth in paragraph (b) of Section 7 of this Exhibit PPA.

“Partnership” shall mean Asset Investors Operating Partnership, L.P., a Delaware limited partnership.

“Senior Partnership Units” shall have the meaning set forth in paragraph (a) of Section 7 of this Exhibit PPA.

3. Distributions.

On every Distribution Payment Date, the holders of Series A Partnership Preferred Units shall be entitled to receive distributions payable in cash in an amount per Series A Partnership Preferred Unit equal to the per share dividend payable on the Series A Preferred Stock on such Distribution Payment Date. Each such distribution shall be payable to the holders of record of the Series A Partnership Preferred Units, as they appear on the records of the Partnership at the close of business on the record date for the dividend payable with respect to the Series A Preferred Stock on such Distribution Payment Date. Holders of Series A Partnership Preferred Units shall not be entitled to any distributions on the Series A Partnership Preferred Units, whether payable in cash, property or stock, except as provided herein.

4. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any distribution of assets is made to the holders of Junior Partnership Units, the holders of Series A Partnership Preferred Units shall be paid liquidating distributions in cash or property at its fair market value, as determined by the board of directors of the General Partner, in the amount of a liquidation preference per Series A Partnership Preferred Unit (the “Liquidation Preference”) of $25, plus an amount equal to any accrued and unpaid dividends (whether or not declared or earned) on one share of Series A Preferred Stock to the date of such liquidation, dissolution or winding up; but such holders shall not be entitled to any further payment. Until the holders of the Series A Partnership Preferred Units have been paid the Liquidation Preference in full, no payment shall be made to any holder of Junior Partnership Units upon the liquidation, dissolution or winding up of the Partnership. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Series A Partnership Preferred Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Partnership Units, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Partnership Preferred Units and any such Parity Partnership Units ratably in the same proportion as the respective amounts that would be payable on such Series A Partnership Preferred Units and any such other Parity Partnership Units if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Partnership with one or more partnerships, or (ii) a sale or transfer of all or substantially all of the Partnership’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership.

(b) Upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the holders of Series A Partnership Preferred Units and any Parity Partnership Units, as provided in this Section 4, any other series or class or classes of Junior Partnership Units shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Partnership Preferred Units and any Parity Partnership Units shall not be entitled to share therein.

5. Redemption.

Series A Partnership Preferred Units shall be redeemable by the Partnership as follows:

(a) At any time that the General Partner exercises its right to redeem all or any of the shares of Series A Preferred Stock, the General Partner shall cause the Partnership to redeem an equal number of Series A Partnership Preferred Units, at a redemption price per Series A Partnership Preferred Unit payable in cash equal to the price per share paid by the General Partner to redeem the Series A Preferred Stock. In the event of a redemption of Series A Partnership Preferred Units, if the redemption date occurs after a dividend record date for the Series A Preferred Stock and on or prior to the related Distribution Payment Date, the distribution payable on such Distribution Payment Date in respect of such Series A Partnership Preferred Units called for redemption shall be payable on such Distribution Payment Date to the holders of record of such Series A Partnership Preferred Units on the applicable dividend record date, and shall not be payable as part of the redemption price for such Series A Partnership Preferred Units.

(b) If the Partnership shall redeem Series A Partnership Preferred Units pursuant to paragraph (a) of this Section 5, from and after the redemption date (unless the Partnership shall fail to make available the amount of cash necessary to effect such redemption), (i) except for payment of the redemption price, the Partnership shall not make any further distributions on the Series A Partnership Preferred Units so called for redemption, (ii) said units shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Partnership Preferred Units of the Partnership shall cease except the rights to receive the cash payable upon such redemption, without interest thereon; provided, however, that if the redemption date occurs after the dividend record date for the Series A Preferred Stock and on or prior to the related Distribution Payment Date, the full distribution payable on such Distribution Payment Date in respect of such Series A Partnership Preferred Units called for redemption shall be payable on such Distribution Payment Date to the holders of record of such Series A Partnership Preferred Units on the applicable dividend record date notwithstanding the prior redemption of such Series A Partnership Preferred Units. No interest shall accrue for the benefit of the holders of the Series A Partnership Preferred Units to be redeemed on any cash set aside by the Partnership.

(c) If fewer than all the outstanding Series A Partnership Preferred Units are to be redeemed, units to be redeemed shall be selected by the Partnership from outstanding Series A Partnership Preferred Units not previously called for redemption by any method determined by the General Partner in its discretion. Upon any such redemption, the General Partner shall reflect such redemption in the books and records of the Partnership.

6. Status of Reacquired Units.

All Series A Partnership Preferred Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled.

7. Ranking.

Any other class or series of Partnership Preferred Units shall be deemed to rank:

(a) prior or senior to the Series A Partnership Preferred Units, as to the payment of distributions and as to distributions of assets upon liquidation, dissolution or winding up, if the holders of such class or series of Partnership Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Partnership Preferred Units (the Partnership Preferred Units referred to in this paragraph being hereinafter referred to, collectively, as “Senior Partnership Units”);

(b) on a parity with the Series A Partnership Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit or other denomination thereof be different from those of the Series A Partnership Preferred Units if the holders of such class or series of Partnership Preferred Units and the Series A Partnership Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or other denomination or liquidation preferences, without preference or priority one over the other (the Partnership Preferred Units referred to in this paragraph being hereinafter referred to, collectively, as “Parity Partnership Units”); and

(c) junior to the Series A Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of Series A Partnership Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Preferred Units (the Partnership Preferred Units referred to in this paragraph and the Partnership Units being hereinafter referred to, collectively, as “Junior Partnership Units”).

8. Special Allocations.

(a) Gross income and, if necessary, gain shall be allocated to the holders of Series A Partnership Preferred Units for any Fiscal Year (and, if necessary, subsequent Fiscal Years) to the extent that the holders of Series A Partnership Preferred Units receive a distribution on any Series A Partnership Preferred Units (other than an amount included in any redemption pursuant to Section 5 hereof) with respect to such Fiscal Year.

(b) If any Series A Partnership Preferred Units are redeemed pursuant to Section 5 hereof, for the Fiscal Year that includes such redemption (and, if necessary, for subsequent Fiscal Years) (a) gross income and gain (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the holders of Series A Partnership Preferred Units to the extent that the redemption amounts paid or payable with respect to the Series A Partnership Preferred Units so redeemed exceeds the aggregate Capital Contributions (net of liabilities assumed or taken subject to by the Partnership) per Series A Partnership Preferred Unit allocable to the Series A Partnership Preferred Units so redeemed and (b) deductions and losses (in such relative proportions as the General Partner in its discretion shall determine) shall be allocated to the holders of Series A Partnership Preferred Units to the extent that the aggregate Capital Contributions (net of liabilities assumed or taken subject to by the Partnership) per Series A Partnership Preferred Unit allocable to the Series A Partnership Preferred Units so redeemed exceeds the redemption amount paid or payable with respect to the Series A Partnership Preferred Units so redeemed.

9. Restrictions on Ownership.

The Series A Partnership Preferred Units shall be owned and held solely by the General Partner.

10. General.

(a) The ownership of Series A Partnership Preferred Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by one or more certificates.

(b) The rights of the General Partner, in its capacity as holder of the Series A Partnership Preferred Units, are in addition to and not in limitation of any other rights or authority of the General Partner, respectively, in any other capacity under the Agreement or applicable law. In addition, nothing contained herein shall be deemed to limit or otherwise restrict the authority of the General Partner under the Agreement, other than in its capacity as a holder of Series A Partnership Preferred Units.